UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2020

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Third Street, Suite 2241 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, no par value per share	VBIV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2020, VBI Vaccines Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc. and Oppenheimer & Co. Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of 45,454,545 common shares (the “Underwritten Shares”) of the Company. All of the Underwritten Shares are being sold by the Company. The offering price to the public of the Underwritten Shares is $1.10 per share, and the Underwriters have agreed to purchase the Underwritten Shares from the Company pursuant to the Underwriting Agreement at a price of $1.034 per share. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to additional 6,818,181 common shares. After underwriting discounts and commissions, the Company expects to receive net proceeds from the offering of approximately $46.8 million (or approximately $53.9 million if the Underwriters exercise in full their option to purchase additional common shares).

The Underwritten Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-226271) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on July 30, 2018. A preliminary prospectus supplement and prospectus supplement and the accompanying prospectus relating to the offering have been filed with the SEC. The offering is expected to close on or about April 24, 2020, subject to satisfaction of customary closing conditions.

A copy of the legal opinion and consent of Stikeman Elliott LLP, relating to the validity of the issuance and sale of the Underwritten Shares is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and certain of its executive officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

Item 8.01 Other Events.

On April 21, 2020, the Company issued a press release announcing the proposed public offering of its common shares. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On April 22, 2020, the Company issued a press release announcing the pricing of the offering of its common shares. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 22, 2020, by and among the Company and Raymond James & Associates, Inc. and Oppenheimer & Co. Inc., as representatives of the several Underwriters
5.1	Opinion of Stikeman Elliott LLP
23.1	Consent of Stikeman Elliott LLP (contained in Exhibit 5.1 above)
99.1	Press Release dated April 21, 2020
99.2	Press Release dated April 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: April 24, 2020	By:	/s/ Jeff Baxter
Jeff Baxter
President and Chief Executive Officer